UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020 (December 10, 2020)

HELIX ENERGY SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Minnesota		001-32936	95-3409686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North
Suite 400
Houston,	Texas	77043
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 281-618-0400
NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HLX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Form of LTIP Award Agreement. On December 10, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Helix Energy Solutions Group, Inc. (the “Company”) adopted a revised form of Performance Share Unit Award Agreement issued under the Company’s 2005 Long-Term Incentive Plan, as amended and restated effective May 15, 2019 (the “LTIP”). The new form of award agreement was adopted by the Committee consistent with the LTIP as approved by the Company’s shareholders on May 15, 2019. This form of award agreement will be utilized until the Committee determines otherwise.

Among other changes the new form of award agreement added cumulative total Free Cash Flow (as defined in the award agreement) as a new and additional performance metric for awards of Performance Share Units (“PSUs”) thereunder. Prior to the above action by the Committee, relative Total Shareholder Return (as defined in the award agreement) was the only performance-based metric used to determine the amounts at which PSUs vested. In efforts to continue to most closely align the compensation of the Company’s executives with the interests and priorities of its shareholders, the Committee added cumulative total Free Cash Flow as an additional performance metric. As a result, future PSU awards will vest, if at all, in accordance with the following schedule: (i) fifty percent (50%) of the PSU award will vest over the relevant performance period if and as the relative Total Shareholder Return metric is satisfied, and (ii) fifty percent (50%) of the PSU award will vest over the relevant performance period if and as the cumulative total Free Cash Flow metric is satisfied.

The foregoing is only a brief description of the terms of the form of award agreement, does not purport to be complete and is qualified in its entirety by reference to the form of award agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Executive Officer Compensation. On December 10, 2020, the Committee approved an increase in compensation for Ken Neikirk, the Company’s Senior Vice President, General Counsel and Corporate Secretary. Beginning January of 2021, Mr. Neikirk’s base salary will be $400,000; Mr. Neikirk’s bonus target will remain at one hundred percent (100%) of his base salary. Information related to the other elements of total compensation for the Company’s named executive officers will be disclosed in the Company’s 2021 Proxy Statement to the extent required by the rules related to proxy statements and the disclosure of executive compensation.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Form of Performance Share Unit Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 11, 2020

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Kenneth E. Neikirk
Kenneth E. Neikirk
Senior Vice President, General Counsel and Corporate Secretary